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EXHIBIT 10.35

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, (II) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (III) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

                                OPTION AGREEMENT

         This Option Agreement (the "Agreement") is entered into as of September 3, 2002 (the "Grant Date") between SVI Solutions, Inc., a Delaware corporation (the "Company") and Steven Beck (the "Optionee") as follows:

1. RECITALS

         1.1 The Board of Directors of the Company authorized the granting of this Option to Optionee. The option granted by this Agreement is intended to constitute a non-qualified stock option, meaning an option which is not an "incentive stock option" within the meaning of Section 422 of Internal Revenue Code of 1986, as amended.

2. DEFINITIONS

         In addition to those words and phrases defined above and unless otherwise required by the context in which they appear, words and phrases having their initial letters capitalized shall have the following meanings:

         "Agreement" means this Option Agreement (including any schedules, attachments, documents incorporated by reference or modifications agreed to in writing by the Company and Optionee) which sets forth the parties' rights and obligations with respect to the Option.

         "Board" means the Board of Directors of the Company.

         "Commission" means the Securities and Exchange Commission of the United States.

         "Expiration Date" means September 3, 2005.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Option" means the right of Optionee to purchase 2,000,000 (two million) shares of Stock in accordance with the terms and conditions of this Agreement.

         "Option Price" means $0.28 per share of Stock to be paid by the Optionee upon exercise of the Option.

         "Option Stock" means the shares of Stock Optionee shall be entitled to purchase pursuant to this Agreement.

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         "Registration Expenses" shall have the meaning ascribed to that phrase in Section 6.1 below.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Stock" means the $0.0001 par value common stock of the Company.

         "Term" means the period commencing on the Grant Date and continuing until the Expiration Date.

3. OPTION

         3.1 GRANT. The Company hereby grants to Optionee the Option to purchase all or any part of the Option Stock on the terms and conditions set forth in this Agreement.

         3.2 PURCHASE PRICE. The purchase price per share of Stock to be paid upon the exercise of this Option shall be the Option Price.

         3.3 RESTRICTIONS ON TRANSFER. This Option shall not be transferable by Optionee other than to by will or the laws of descent and distribution. Any permitted transferee shall also be referred to as Optionee. Upon any attempt to sell, assign, encumber or otherwise transfer this Option in violation of this Agreement, or upon the levy of any attachment or similar process upon this Option, this Option shall immediately become null and void.

         3.4 CHANGES IN EQUITY STRUCTURE; RECAPITALIZATION. If any change is made in the Stock (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Option will be appropriately adjusted in the number of shares and price per share of Stock. In the event of: (a) a merger or consolidation in which the Company is not the surviving corporation or
(b) a reverse merger in which the Company is the surviving corporation but the shares of Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume the Option or shall substitute a similar stock option in its stead, or (ii) the Option shall continue in full force and effect.

         Notwithstanding any provision of this Agreement, the Company reserves the right to:

                  (a) Make or enter into any adjustments, reclassifications, reorganizations or changes of its capital or business structure;

                  (b) Merge or consolidate with other entities; or

                  (c) Dissolve, liquidate or sell or transfer any or all of its business or assets.

         3.5 STOCKHOLDER'S RIGHTS. Optionee shall have no rights as a stockholder with respect to any shares of Stock Optionee is entitled to purchase

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under this Option until the date of the issuance of a certificate for the shares of Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in this Agreement.

4. EXERCISE

         4.1 EXERCISE OF OPTION. During the Term Optionee shall be entitled to exercise all or any part of the Option at any time during the term of the Option.

         4.2 EXPIRATION OF EXERCISE RIGHTS. In no event shall this Option be exercisable after the Expiration Date.

         4.3 EXERCISE PROCEDURE. The Option shall be exercised by the giving of written notice to the Company (in a form designated by the Company) specifying the number of shares of Stock to be purchased, accompanied by the payment of the aggregate Option Price for the shares of Option Stock being purchased, such payment to be made in any combination of:

                  (a)      United States cash currency;

                  (b) a cashier's or certified check to the order of the Company;

                  (c)      a personal check acceptable to the Company;

                  (d) a "cashless exercise" in which the Optionee shall be entitled to receive a certificate for the number of Option shares equal to the quotient obtained by dividing [(C-B)*A] by (C), where:

                           A    =   the number of Option shares issuable upon
                                    exercise of this Option;
                           B    =   the Exercise Price of this Option; and
                           C    =   the closing price of SVI common share on
                                    the date of exercise.

         4.4 LEGENDS. Certificates representing Stock acquired upon exercise of this Option may contain such legends and transfer restrictions as the Company shall deem necessary or desirable to assure the satisfaction of any liability that the Company may or will have incurred for any withholding of federal, state or local income, employment or other taxes, to facilitate compliance by the Company with any federal or state laws or regulations, including, without limitation, legends restricting transfer of the Stock until there has been compliance with federal and state securities laws or such other restrictions as may be imposed on the Stock under the terms of this Agreement.

5. INVESTMENT INTENT

         This Option is granted on the condition that Optionee's purchase of Option Stock shall be for investment purposes and not with a view to resale or distribution. This Option may not be exercised unless the shares issuable upon exercise of this Option are then registered under the Securities Act or, if such shares are not then registered under the Act, the Company has determined that

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such exercise and issuance would be exempt from the registration requirements of the Securities Act.

6. REGISTRATION RIGHTS. For a period commencing on the Grant Date and ending on September 3, 2005, Optionee shall have the incidental ("piggyback") registration rights with respect to the Option Stock as set forth in this Article 6.

         6.1 If the Company proposes to register any of its Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan, a transaction to which Rule 145 of the Commission is applicable or any other form or type of registration in which the Stock cannot be included pursuant to Commission rule or practice) the Company will give written notice to Optionee of its intention to do so. If such registration is proposed to be on a form which permits inclusion of Stock, upon the written request (stating the intended method of disposition of the Option Stock) of Optionee given within fifteen (15) days after transmittal by the Company to Optionee of such notice, the Company will, subject to the limits contained in this Section 6.1, use its best efforts to cause all shares of Option Stock of Optionee (provided the Option is exercised as a condition of such registration), to be included in such registration to the extent requisite to permit such sale or other disposition by Optionee so registered; provided, however, if the underwriter managing such registration notifies Optionee in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, then the number of shares of Stock to be included in such registration by Optionee shall be reduced (up to the entire amount thereof as determined in the sole discretion of the managing underwriter), and further provided, that the inclusion of such shares of Option Stock in the registration shall be subject to compliance with the reasonable terms and conditions of any underwriting agreement respecting the registration.

         (a) In connection with any registration where shares of Option Stock of Optionee are also registered pursuant to the provisions of this Section, Optionee will cooperate with the Company and each underwriter (if the method of disposition shall be an underwritten public offering) and will take all such actions and execute and deliver all such instruments, agreements and documents as the Company or any such underwriter reasonably may request, including, but not limited to:

                  A. furnishing to the Company in writing such information with respect to Optionee and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws;

                  B. immediately notifying the Company, and the managing underwriter (if the method of disposition shall be an underwritten public offering), at any time when a prospectus relating to such registration is required to be delivered under the Securities Act, of the happening of an event of which Optionee has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact regarding Optionee or omits to state a material fact regarding Optionee required to be stated therein or necessary to make the statements therein regarding Optionee not misleading in light of the circumstances then existing; and

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                  C.       to agree, upon request of the Company or the
                           underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock (other than those included in the registration) without the prior written consent of the Company or such managing underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the managing underwriters, as the case may be, may specify. Optionee agrees that the Company may instruct its transfer agent to place stop-transfer notations in its record to enforce the provisions of this subsection.

         (b) If Optionee disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

         (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6.1 prior to the effectiveness of such registration whether or not Optionee has elected to include the Option Stock in such registration.

         (d) Optionee shall pay the fees and expenses of its own legal counsel, brokerage commissions payable in respect of shares of Option Stock sold on behalf of Optionee and other expenses which are not specifically included in the definition of Registration Expenses set forth in subparagraph (e) of this
                  Section 6.1.

         (e) Registration Expenses means the following expenses incurred in effecting the Company's registration of its securities, including those held by the Optionee, (i) registration and filing fees, (ii) printing expenses, (iii) underwriting expense other than fees, commissions or discounts payable in respect of shares of Optionee Stock sold on behalf of Optionee, (iv) expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction, and (v) the Company's legal fees and specifically excludes attorneys, accountants or broker's fees of Optionee.

         (f) The Company will indemnify and hold harmless Optionee and each person, if any, who controls Optionee within the meaning of the Securities Act against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which Optionee or such controlling person may become subject, under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Optionee's Option Stock were registered under the Securities Act, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Optionee and each such controlling person for any legal or other expenses reasonably incurred by Optionee or such controlling person in connection with defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable

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                  in any such case to the extent that any such loss, claim,
                  damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by Optionee in writing for use in the preparation thereof.

         Optionee will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, and each person, if any, who controls the Company, within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or amendment or amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by Optionee for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with defending any such loss, claim, damage, liability or action.

         Promptly after receipt by an indemnified party pursuant hereto of notice of any claims to which indemnity would apply or the commencement of any action, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant hereto, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party.

         6.2 NOTICES OF CERTAIN EVENTS. The Company agrees to review its stock ledgers, stock transfer books and other corporate records periodically (and not less often than once in each calendar quarter) in order to determine whether Optionee is or shall have become, solely due to its ownership of the Option, directly or indirectly, the beneficial owner of more than such percentage of any class of its equity securities (as defined in the Exchange Act) as shall cause Optionee to be required to make any filings or declarations to the Company, the Commission, any national securities exchange or any other party pursuant to the provisions of the Exchange Act or any comparable federal statute.

7. NOTICES

         7.1 IN WRITING. All notices, demands, requests, or other communications permitted or required under this Agreement or applicable law shall be in writing.

         7.2 DELIVERY. All such communications may be served personally or may be sent by registered or certified mail, return receipt requested, postage prepaid and addressed to either Optionee or the Company at the addresses appearing beneath the respective party's signature to this Agreement, or at such

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other address as either party shall have communicated to the other pursuant to this Section. All such communications shall be deemed effectively delivered upon personal service or three (3) days after deposit in the United States Mail.

8. MISCELLANEOUS

         8.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall inure to the benefit of only the Company, Optionee and their respective successors or assigns.

         8.2 SEVERABILITY. If any provision or provisions of this Agreement are adjudged to be for any reason unenforceable, illegal or void, the remainder of its provisions shall remain in full force and effect.

         8.3 INTEGRATION. This Agreement constitutes the entire understanding of the parties concerning the Option granted hereby. Except as otherwise provided, any changes, modifications, or variations to this Agreement or the Option are invalid unless stated in writing and executed by the Company and Optionee.

         8.4 GOVERNING LAW. This Agreement and the Option granted hereby shall be governed by the laws of the State of California. Any action to enforce or interpret this Agreement shall be brought in the federal or state courts situated in San Diego County, State of California,

         8.5 ATTORNEYS FEES. If either party brings an action or seeks to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in addition to any other remedy it may be awarded.

         8.6 COUNTERPARTS. This Agreement may be executed in counterparts which shall constitute the whole instrument.

         8.7 TITLES FOR CONVENIENCE; GENDER AND PLURALS. Titles of articles and paragraph headings are for convenience only and shall not affect the construction or interpretation of this Agreement, or any portion thereof. Whenever required by the context hereof, the singular shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter, and vice versa.

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         Executed to be effective as of the Grant Date:


                                         ---------------------------------------
                                         Signature

                                         By:  STEVEN BECK
                                             -----------------------------------
                                         Title:
                                               ---------------------------------

                                         ---------------------------------------
                                         Address

                                         ---------------------------------------
                                         City                 State   Zip Code


                                         SVI SOLUTIONS, INC.


                                         Signature
                                                  ------------------------------
                                         By:  BARRY M. SCHECHTER
                                             -----------------------------------
                                         Its: CHIEF EXECUTIVE OFFICER
                                              ----------------------------------

                                         5607 Palmer Way,
                                         Carlsbad, California 92008

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                               NOTICE OF EXERCISE

This constitutes notice under the appended Option Agreement that I elect to purchase the number of shares for the price set forth below.


                  Number of shares as
                  to which option is
                  exercised:                          ___________________

                  Certificates to be
                  issued in name of:                  ___________________

                  Total exercise price               $___________________

                  Cash payment delivered
                  herewith:                          $___________________


         I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

         I warrant and represent to the Company that I have no present intention of distributing or selling the Shares, except as permitted under the Securities Act of 1933 and any applicable state securities laws.

         I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.

                                              ----------------------------------
                                                           (Name)

                                              ----------------------------------
                                                           (Date)

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